Exhibit 23.4

To：

China Automotive Systems Holdings, Inc.

China Automotive Systems Holdings, Inc.

No. 1 Henglong Road, Yu Qiao Development Zone

Shashi District, Jing Zhou City, Hubei Province 434000

The People’s Republic of China

Dear Sir/Madam:

We hereby consent to the reference of our name under the headings “Legal Matters" in China Automotive Systems Holdings, Inc.’s Form F-4 Registration Statement (including all amendments or supplements thereto, the “Registration Statement”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours Sincerely,

/s/ Haiwen & Partners

Haiwen & Partners

July 1, 2025

海问律师事务所HAIWEN & PARTNERS

北京市海问律师事务所

地址：北京市朝阳区东三环中路5号财富金融中心20层（邮编100020）

Address：20/F, Fortune Financial Center, 5 Dong San Huan Central Road, Chaoyang District, Beijing 100020, China

电话(Tel)：(+86 10) 8560 6888 传真(Fax)：(+86 10) 8560 6999 www.haiwen-law.com

北京 BEIJING丨上海 SHANGHAI丨深圳 SHENZHEN丨香港 HONG KONG丨成都 CHENGDU